EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.185 to Registration Statement No. 02-90946 on Form N-1A of our reports dated as indicated on the attached Appendix A relating to the financial statements and financial highlights of the Funds listed on Appendix A, certain of the Funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the periods ended September 30, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 26, 2012

Appendix A

Report Date	Fund

November 18, 2011	Eaton Vance Build America Bond Fund*
November 21, 2011	Eaton Vance Atlanta Capital Horizon Growth Fund*

*For the periods ended September 30, 2011